Exhibit 99.1

Petra Acquisition, Inc. Announces Share Redemption Backstop and Forward Purchase Agreements in

Connection with

Revelation Biosciences, Inc. Business Combination

-Agreements Provide Revelation with Capital to Fund Continued Development of

REVTx-99 for Respiratory Viral Infections-

New York & San Diego – December 21, 2021 – Petra Acquisition, Inc. (NASDAQ: PAICU, PAIC, & PAICW) (“Perta”), a publicly traded special purpose acquisition company, announced today that it has entered into certain backstop agreements and forward share purchase agreements for up to $12 million in connection with its proposed business combination with Revelation Biosciences, Inc. (“Revelation”), a clinical-stage life sciences company focused on the development of immunologic-based therapies for the prevention and treatment of disease.

The backstop agreements and forward share purchase agreements with AXA Prime Impact Master Fund, Meteora Capital Partners, LifeSci Venture Partners, and other Petra and Revelation institutional and individual holders, total up to $12 million. This amount includes up to $2.5 million of convertible note financing obtained by Revelation from AXA Prime Impact Master Fund, which will be used to backstop redemptions. These backstop agreements and forward share purchase agreements should ensure the minimum cash condition required of the business combination agreement will be met and provide the post-business combination entity with working capital to fund the continued development of Revelation’s REVTx-99 product candidate.

“The need for what the team at Revelation is developing has never been bigger,” said Curt LaBelle M.D., representing AXA Prime Impact Master Fund. “Not only are they solving a significant global problem, but they bring an impressive portfolio of past commercial successes. I look forward to working with them to improve the way we diagnose, prevent and treat respiratory diseases.”

“This vote of confidence in our team and products comes at an important time, as we enter into cold and flu season – and see yet another wave of COVID-19 infections around the world – highlighting the need for new and innovative solutions to respiratory disease,” said James Rolke, Chief Executive Officer of Revelation. “At Revelation, we are laser focused on developing and delivering therapeutics and diagnostics for respiratory viruses like these that impact so many lives and economies each year. We look forward to demonstrating our progress and value as a public company under the REVB symbol.”

Details of the Agreements

On December 21, 2021, Petra entered into backstop agreements with AXA Prime Impact Master Fund, LifeSci Venture Partners and other Petra and Revelation institutional, and individual investors (the “Backstop Subscribers”). As part of such backstop agreements, the Backstop Subscribers have agreed to subscribe for and purchase, in the aggregate, up to $4.5 million of shares of Petra’s common stock, in the event that more than $31.5 million of public shares of Petra are submitted for redemption in connection with the proposed business combination. On December 21, 2021, Petra also entered into a forward share purchase agreement with Meteora Capital Partners and its affiliates (collectively, “Meteora”) pursuant to which Meteora has committed, subject to certain customary closing conditions, to purchase additional shares of Petra common stock in the open market or from redeeming stockholders so that Meteora holds at least 750,000 shares of Petra common stock as of the closing of the proposed business combination, and to not redeem any of such 750,000 shares in connection with the business combination. In addition, on December 21, 2021 Revelation obtained convertible note financing in an amount of up to $2.5 million from an AXA Prime Impact Master Fund, the proceeds of which may be used by Revelation to purchase shares of Petra common stock from redeeming stockholders in connection with the proposed business combination.

The full text of the forward purchase and backstop agreements will be filed by Petra with the SEC on Form 8-K and the description in this release are qualified by reference to the Form 8-K

About Petra Acquisition, Inc.

Petra Acquisition, Inc. (NASDAQ: PAICU, PAIC, & PAICW) is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar Business Combination with one or more businesses or entities, with an initial focus on target businesses in the healthcare or a healthcare-related industry.

About Revelation Biosciences Inc.

Revelation Biosciences, Inc. is a clinical-stage life sciences company focused on the development of immunologic-based therapies for the prevention and treatment of disease. Revelation has several product candidates in development. REVTx-99, the lead therapeutic candidate, is an intranasal immunomodulator to prevent or treat infections caused by various respiratory viruses such as SARS-CoV-2, including its variants, influenza A and B, parainfluenza, rhinovirus, and RSV. REVTx-99 is also being developed for other indications such as: allergic rhinitis and chronic nasal congestion. REVTx-200 is an intranasal immunomodulator adjunct to be used in combination with an intramuscular vaccination for more complete immunity. REVTx-200 is based on the same technology used in REVTx-99. In addition to Revelation’s therapeutic pipeline, Revelation is also developing REVDx-501, a rapid home use diagnostic that can be used to detect any respiratory viral infection, regardless of virus type or strain, without the need for specialized instrumentation.

For more information on Revelation, please visit www.RevBiosciences.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the anticipated benefits of the transaction, the anticipated timing of the transaction, the future business and financial condition of the company post-closing and expected financial impacts of the transaction, the satisfaction of closing conditions to the transaction, the level of redemptions of Petra’s public stockholders; the market opportunities for Revelation’s product candidates; and the potential for regulatory approval for Revelation’s product candidates. These forward-looking statements are generally identified by the words "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions. Forward-looking statements are statements that are not historical facts. We caution investors that forward-looking statements are based on management’s expectations and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements, which speak only as of the date they were made. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: risks relating to the successful completion of RVL-CLR01 clinical study; the risk that we may not fully enroll our RVL-CLR01 clinical study or enrollment will take longer than expected; risks relating to the occurrence of adverse safety events and/or unexpected concerns that may arise from data or analysis from our RVL-CLR01 clinical study; the occurrence of any event, change or other circumstances that could give rise to an amendment or termination of the Merger Agreement and the proposed transaction contemplated thereby; the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of Petra or Revelation or other conditions to closing in the Merger Agreement; the inability to project with any certainty the amount of cash proceeds remaining in the Petra trust account at the closing of the transaction; the uncertainty relative to the cash made available to Revelation at the closing as a result of redemption requests made by the Petra stockholders; the inability of the company post-closing to obtain or maintain the listing of its securities on Nasdaq following the Business Combination; the amount of costs related to the Business Combination; Revelation’s ability to yield sufficient cash proceeds from the transaction to support its short-term operations and research and development efforts since the Merger Agreement requires no minimum level of funding in the trust fund to close the transaction; the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Business Combination; changes in applicable laws or regulations; the ability of Revelation to meet its post-closing financial and strategic goals, due to, among other things, competition; the ability of the company post-closing to grow and manage growth profitability and retain its key employees; the possibility that the company post-closing may be adversely affected by other economic, business, and/or competitive factors; risks relating to the successful development of Revelation’s product candidates; the clinical utility of an increase in intranasal cytokine levels as a biomarker of viral infections; the ability to complete planned clinical studies of REVTx-99; expected initiation of the clinical studies, the timing of clinical data; the outcome of the clinical data, including whether the results of such study is positive or whether it can be replicated; the outcome of data collected, including whether the results of such data and/or correlation can be replicated; the timing, costs, conduct and outcome of our other clinical studies; the anticipated treatment of future clinical data by the FDA, the EMA or other regulatory authorities, including whether such data will be sufficient for approval; the success of future development activities for REVTx-99 and expanded indications, REVTx-200, REVDx-501, or any other product candidates; potential indications for which product candidates may be developed; the potential impact that COVID-19 may have on Revelation’s suppliers, vendors, regulatory agencies, employees and the global economy as a whole; the expected duration over which Revelation’s balances will fund its operations; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC by Petra.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Important Information and Where to Find It

In connection with the proposed Business Combination described herein, Petra has filed, and the SEC has declared effective, a Registration Statement on Form S-4, that includes a proxy statement/prospectus. Petra will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the Special Meeting relating to the transaction. INVESTORS AND STOCKHOLDERS OF PETRA ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT PETRA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PETRA, REVELATION AND THE BUSINESS COMBINATION. The definitive proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Petra with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov).

Participants in the Solicitation

Petra and its directors and executive officers may be deemed participants in the solicitation of proxies from Petra’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in Petra is included in the proxy statement for the proposed Business Combination and is available at www.sec.gov. Additional information regarding the interests of such participants is contained in the proxy statement for the proposed Business Combination. Information about Petra’s directors and executive officers and their ownership of Petra common stock is set forth in Petra’s prospectus, dated October 7, 2020, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation is included in the proxy statement pertaining to the proposed Business Combination. These documents can be obtained free of charge at the SEC’s website (www.sec.gov).

Revelation and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Petra in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination is included in the proxy statement for the proposed Business Combination.

Company Contacts

Andreas Typaldos
Chief Executive Officer
Petra Acquisition, Inc.
(917) 622-5800

and

Sandra Vedrick

Vice President, Investor Relations & Human Resources

Revelation Biosciences Inc.

Email: svedrick@revbiosciences.com

and

Chester Zygmont, III

Chief Financial Officer

Revelation Biosciences Inc.

Email: czygmont@revbiosciences.com

Media contact:

Kristin Faulder

kristin@heurisay.com

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